TSR, INC. AND SUBSIDIARIES
                        EXHIBIT 10 TO REPORT ON FORM 10-Q
                                 AUGUST 31, 2001

                              EMPLOYMENT AGREEMENT

     AGREEMENT effective this 1st day of June, 2001 by and between TSR, Inc., a Delaware corporation, with offices at 400 Oser Avenue, Hauppauge, New York 11788 (hereinafter called the "Corporation") and Ernest G. Bago, residing at xxxxxxxxxx (hereinafter called "Executive").

                              W I T N E S S E T H :

     WHEREAS, the Corporation desires to employ Executive and Executive is willing to undertake such employment on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. The Corporation hereby employs Executive as President of the Corporation or such other position as he may be elected or appointed to by the Corporation's Board of Directors, to perform such supervisory or executive duties on behalf of the Corporation as the Board of Directors of the Corporation may from time to time determine.

2. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote his full time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Corporation and to promote the interest of the Corporation, will perform the duties assigned to him pursuant to Paragraph 1 hereof, subject, at all times, to the direction and control of the Board of Directors of the Corporation. Executive shall at all times be subject to, observe and carry out such rules, and regulations as the Corporation from time to time shall establish. During the period of Executive's employment hereunder, Executive shall not be entitled to additional compensation for serving in any office of the Corporation or any of its subsidiaries or parent corporation to which he is elected, including without limitation as a director of the Corporation or parent corporation.

3. Executive shall be employed for a term of four (4) years commencing as of the 1st day of June, 2001 and ending on the 31st day of May, 2005 (the "Term"), unless his employment is terminated prior to the expiration of the Term pursuant to the provisions hereof.


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4.   As full compensation for his services hereunder, the Corporation will pay to Executive a salary (the "Base Salary") at the rate of Two Hundred Thousand ($200,000) Dollars per annum, payable in equal installments in arrears no less frequently than semi-monthly. In addition, the parent corporation's Board of Directors, shall in good faith, prior to the end of each contract year consider and cause the Corporation to grant to Executive a discretionary bonus, based upon standards which the President of the parent corporation shall establish with Executive at the beginning of the contract year and may be modified thereafter. The bonus provided for hereunder shall be payable by the Corporation to Executive within 120 days of the end of the contract year, for the period to which such bonus relates. In addition, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any pension, profit-sharing, retirement, hospitalization, insurance, medical services, or other employee benefit plan generally available to executives of the Corporation which may be in effect from time to time during the period of his employment hereunder. The Corporation shall be under no obligation to institute or continue the existence of any such employee benefit plan. Executive also shall be entitled to a car (leased or owned at sole discretion of the Corporation) and payment or reimbursement of a country club membership in such amounts for the car and the country club membership as shall be determined by the Board of Directors of the Corporation and executive medical benefits. Any or all of such entitlements may be discontinued at the end of any contract year at the discretion of the Chairman.

5. The Corporation shall reimburse Executive for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Corporation, upon the submission to the Corporation of appropriate vouchers therefor and approval thereof by the Treasurer of the Corporation. Such reimbursements shall be subject to the expense reimbursement policies of the Corporation which are in effect from time to time. Executive shall be entitled to three (3) weeks vacation time per annum in accordance with the regular procedures of the Corporation governing executive officers as determined from time to time by the Corporation's Board of Directors.

6. (a) Notwithstanding any provision contained herein to the contrary, if on or after the date hereof and prior to the end of the Term, Executive is terminated for "Cause" (as defined below) then the Corporation shall have the right to give notice of termination of Executive's services hereunder as of a date to be specified in such notice and this Agreement shall terminate as of the date so specified. Termination for "Cause shall mean Executive shall (i) be charged with a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Corporation, (iii) commit an act of fraud against the Corporation or (iv) materially breach any term of this Agreement and fail to correct such breach within ten days after written notice of commission thereof.


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     (b) If, during the Term, Executive is unable to perform his duties hereunder on account of illness, accident or other physical or mental incapacity and such illness or other incapacity shall continue for a period of six (6) consecutive months or an aggregate of one hundred and eighty
     (180) days in any consecutive twelve (12) month period, the Corporation shall have the right, on fifteen (15) days written notice (given after such period) to Executive, to terminate this Agreement. In such event, the Corporation shall be obligated to pay to Executive his Base Salary for the calendar month in which such termination occurs. However, if prior to the date specified in such notice, Executive's illness or incapacity shall have terminated and he shall have taken up the performance of his duties hereunder, Executive shall be entitled to resume his employment hereunder, as though such notice had not been given.

     (c) In the event of Executive's death during the Term, this Agreement shall terminate immediately, and Executive's legal representatives shall be entitled to receive his Base Salary for the calendar month during which his death shall have occurred together with any approved expenses as contemplated under Section 5 and as may otherwise be provided under any insurance policy or similar instrument.

     (d) In the event that this Agreement is terminated for "Cause" pursuant to
     Section 6(a), then Executive shall be entitled to receive only his Base Salary for the month in which such termination shall take effect.

     (e) In the event the Corporation terminates Executive for any reason other than as provided under Section 6(a), (b), or (c), then this Agreement shall terminate upon thirty (30) days' written notice to Executive and the Corporation shall be obligated to pay to Executive an amount equal to any unpaid, approved expenses as contemplated under Section 5 and a severance payment equal to twelve (12) month's salary at the Base Salary, payable in twelve (12) equal monthly installments. Notwithstanding the foregoing, if Executive obtains employment within the one (1) year period following termination, the severance payment payable by the Corporation hereunder shall be reduced to the extent of the compensation received by Executive from such employment. Executive shall use best efforts to obtain substitute employment in a timely manner following termination.

     In the event the Corporation terminates Executive for any reason other than as provided under Section 6(a), (b), or (c), Executive will remain eligible for a period of one year after termination to participate in the health benefit program provided to all employees of the Corporation which may then be in effect. The health benefit program will be paid by the Corporation.


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7.   In the event of a "Change in Control of the Corporation" whereas (a) the shareholders of the Corporation approve a merger or consolidation involving the Corporation resulting in a change of ownership of a majority of the outstanding shares of capital stock of the Corporation, or (b) the shareholders of the Corporation approve a plan of liquidation or dissolution of the Corporation or the sale or disposition by the Corporation of all or substantially all the Corporation's assets or (c) there has been a public announcement of a Change in Control of the Corporation (provided, however, that consummation of the Change in Control of the Corporation shall be a condition precedent to the effectiveness of this provision) and the acquiring or surviving corporation does not assume all of the Corporation's rights and obligations under this Agreement, then:

     (i) the Corporation shall pay to Executive his full salary through the date of termination at the Base Salary in effect at the time notice of termination is given plus his bonus prorated through the date of termination; and

     (ii) in lieu of any further salary or bonus payments to Executive for periods subsequent to the date of termination, the Corporation shall pay within 60 days of the date of termination as severance pay to Executive, $1,000,000, if the termination occurs in fiscal 2002 providing the year-to-date pre-tax profit of the Corporation exceeds $200,000 for the month of June, $410,000 for the month of July, $710,000 for the month of August, $896,000 for the month September, $1,190,000 for the month of October, $1,498,000 for the month of November, $1,702,000 for the month of December, $1,925,000 for the month of January, $2,169,000 for the month of February, $2,433,000 for the month of March, $2,730,000 for the month of April, and $3,000,000 for the month of May.

          If the termination occurs in fiscal 2003, then the Executive will receive severance of $750,000, providing the year-to-date profit of the Corporation exceeds $242,000 for the month of June, $494,000 for the month of July, $836,000 for the month of August, $1,064,000 for the month of September, $1,400,000 for the month October, $1,750,000 for the month of November, $1,996,000 for the month of December, $2,261,000 for the month of January, $2,547,000 for the month of February, $2,853,000 for the month of March, $3,192,000 for the month of April and $3,500,000 for the month of May.

          If the termination occurs in fiscal 2004, then a similar year-to-date monthly schedule will be developed by the Chairman with $4,000,000 as the minimum pre-tax profit for the fiscal year and a severance of $500,000.

          If the termination occurs in fiscal 2005, then a similar year-to-date monthly schedule will be developed by the Chairman with $4,500,000 as the minimum pre-tax profit for the fiscal year and a severance of $250,000.


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8.   The Corporation and Executive are on this day entering into a Maintenance of Confidence and Non-Compete Agreement, the terms of which are hereby expressly incorporated into this Agreement, provided, however, that the Maintenance of Confidence and Non-Compete Agreement shall continue to be effective notwithstanding any termination of Executive's employment hereunder and shall continue in effect upon expiration of this Agreement pursuant to the terms of the Maintenance of Confidence and Non-Compete Agreement.

9. (a) The Corporation shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the Corporation, in such amounts as the Corporation shall determine in its sole discretion.

     (b) In connection with paragraph 9(a) above, Executive shall, at such time or times and at such place or places as the Corporation may reasonably direct, submit himself to such physical examinations and Executive shall deliver such documents as the Corporation may deem necessary or desirable.

10. Executive shall hold in a fiduciary capacity for the benefit of the Corporation all information, knowledge and data relating to or concerned with its operations, sales, business and affairs, and he shall not, at any time hereafter, use, disclose or divulge any such information, knowledge or data to any person, firm or corporation other than the Corporation or its designees or except as may otherwise be required in connection with the business and affairs of the Corporation.

11. The parties hereto acknowledge that Executive's services are unique and that, in the event of a breach by Executive of any of his obligations under this Agreement, the Corporation will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Executive, the Corporation shall be entitled to such equitable and injunctive relief as may be available to restrain Executive from the violation of the provisions thereof. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

12. This Agreement together with the Maintenance of Confidence and Non-Compete Agreement executed on the same date hereof, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

13. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid as follows:


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     If to the Corporation at:

          Chairman of the Board
          TSR Consulting Services, Inc.
          400 Oser Avenue
          Hauppauge, New York 11788

     With a copy to:

          Mr. John Sharkey
          Vice President of Finance
          TSR Consulting Services, Inc.
          400 Oser Avenue
          Hauppauge, New York 11788

     If to the Executive at:

          Mr. Ernest G. Bago
          6 Greenbriar Lane
          Montvale, New Jersey 07645

     Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this paragraph 13. The date of the giving of any notice sent by mail shall be the date of the posting of the mail.

14. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive. This Agreement shall be binding upon Executive, his heirs, executors and administrators and upon the Corporation, its successors and assigns.

15. No course of dealing nor any delay on the part of the Corporation in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

16. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed entirely therein.

17. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provisions shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.


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18.  Executive acknowledges that he is not subject to any agreement which would in any way restrict him from carrying out his employment as contemplated hereunder.

19.  This Agreement supersedes any prior employment agreement.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day in year first above written.


/s/ ERNEST G. BAGO
------------------------------------
    Ernest G. Bago
    Executive




TSR, Inc.


By:   /s/ J.F. HUGHES
     -------------------------------
     Name:  J.F. Hughes
     Title: Chairman